Exhibit 99.1

OncoGenex Pharmaceuticals, Inc. Reports Financial Results for Fourth Quarter and Year End 2013

Conference call to be held on Tuesday, March 11, 2014 at 4:30 p.m. Eastern Time

BOTHELL, WA, and VANCOUVER, British Columbia, March 11, 2014 – OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today provided a summary of clinical developments and anticipated near-term milestones and announced fourth quarter and year end 2013 financial results.

Clinical Developments and Anticipated Near-term Milestones

•	Custirsen

•	The SYNERGY Phase 3 trial is designed to evaluate a survival benefit for custirsen, in combination with first-line docetaxel chemotherapy, in men with metastatic castrate-resistant prostate cancer, or CRPC. OncoGenex recently announced that the pre-specified number of events required for final analysis of the Phase 3 SYNERGY trial were reached. Overall survival results will remain blinded until all study data have been thoroughly reviewed and prepared for final analysis, and final results are expected by mid-year 2014.

•	The AFFINITY Phase 3 trial is designed to evaluate a survival benefit for custirsen in combination with cabazitaxel treatment as second-line chemotherapy in patients with CRPC. Enrollment of approximately 630 patients is ongoing and expected to be completed by the end of 2014.

•	The ENSPIRIT Phase 3 trial is evaluating a survival benefit for custirsen in combination with docetaxel treatment as second-line chemotherapy in patients with non-small cell lung cancer (NSCLC). Enrollment of approximately 1,100 patients is ongoing.

•	Apatorsen

•	OncoGenex and collaborating investigators are in the process of conducting seven randomized Phase 2 clinical trials to evaluate apatorsen’s ability to inhibit Heat shock protein 27 (Hsp27) and improve treatment outcomes in bladder, lung, pancreatic and prostate cancer patients. Patient enrollment in the Borealis-1™ Phase 2 trial of apatorsen in combination with gemcitabine and cisplatin in patients with metastatic bladder cancer was fully enrolled in July 2013 and data are expected to be available in the second half of 2014.

Financial Update and Results

•	Revenue for the fourth quarter and year ended December 31, 2013 was $8.6 million and $29.9 million, respectively. This compares with $9.8 million and $20.1 million, respectively, in the same periods in 2012. Revenue earned in 2013 consists of reimbursable clinical trial, manufacturing and preclinical costs incurred by OncoGenex under the Amended Clinical Development Plan with Teva.

•	The Company has fulfilled its obligation of funding $30.0 million towards the development of custirsen. Teva is required to fund all additional expenses under the Amended Clinical Development Plan.

•	Total operating expenses for the fourth quarter and year ended December 31, 2013 were $15.6 million and $65.2 million, respectively, compared with $16.0 million and $46.1 million,

respectively, in the same periods in 2012. The increase in 2013 as compared to 2012 was predominantly the result of higher clinical trial expenses associated with patient enrollment and treatment in the AFFINITY and Borealis-1 trials, increased costs related to our investigator-sponsored apatorsen trials, toxicology expenses related to apatorsen and OGX-225 and increased employee expenses, including stock-based compensation, due to an increase in the average number of employees to support our clinical development activities.

•	Net loss for the fourth quarter and year ended December 31, 2013 was $6.7 million, or $0.45 per diluted common share, and $31.8 million, or $2.17 per diluted common share, respectively. Comparatively, net loss for the fourth quarter and year ended December 31, 2012 was $4.1 million, or $0.28 per diluted common share, and $21.1 million, or $1.56 per diluted common share, respectively.

•	The company had $39.2 million in cash, cash equivalents and short-term investments as of December 31, 2013, compared to $75.4 million as of December 31, 2012.

•	Based on current expectations, the company believes its capital resources as of December 31, 2013 will be sufficient to fund its currently-planned operations beyond the first quarter of 2015, and through:

•	the expected release of final survival results from the SYNERGY trial by mid-2014;

•	the expected release of final survival results from the Borealis-1 trial in the second-half of 2014; and

•	the completion of enrollment in the AFFINITY and Spruce trials by the end of 2014.

•	At March 11, 2014, OncoGenex had 14,718,610 shares outstanding.

Consolidated Statements of Loss

(In thousands, except per share and share data)

	Three months ended December 31,		Twelve months ended December 31,
	2013	2012	2013	2012
Collaboration revenue	$8,604	$9,780	$29,882	$20,095
Operating expenses:
Research and development	13,195	15,645	55,317	39,948
General and administrative	2,446	2,042	9,892	7,791
Restructuring gain	—	(1,657)	—	(1,657)

Total operating expenses	15,641	16,030	65,209	46,082

Loss from operations	(7,037)	(6,250)	(35,327)	(25,987)
Other income	359	2,147	3,478	4,889

Net loss	$(6,678)	$(4,103)	$(31,849)	$(21,098)

Basic and diluted net loss per share	$(0.45)	$(0.28)	$(2.17)	$(1.56)

Weighted average number of basic and diluted common shares	14,707,558	14,656,793	14,683,389	13,522,723

Consolidated Balance Sheets

(In thousands)

	December 31, 2013	December 31, 2012
Assets:
Cash, cash equivalents, short term investments and restricted cash	$39,536	$75,697
Interest receivable	218	327
Amounts receivable	8,657	714
Prepaid expenses and other current assets	5,770	3,755
Property, equipment and other assets	1,508	1,523

Total assets	$55,689	$82,016

Liabilities and stockholders’ equity:
Accounts payable and accrued liabilities	$13,628	$7,050
Current portion of long-term obligations	1,092	1,084
Warrant liability	214	3,422
Long term liabilities	3,544	4,253
Stockholders’ equity	37,211	66,207

Total liabilities and stockholders’ equity	$55,689	$82,016

Conference Call Details

OncoGenex will host a conference call at 4:30 p.m. Eastern Time today, Tuesday, March 11, 2014, to provide a business update and discuss the fourth quarter and year end 2013 results. A live event will be available on the Investor Relations section of the OncoGenex Web site at www.OncoGenex.com. Alternatively, you may access the live conference call by dialing (877) 606-1416 (U.S. & Canada) or 707-287-9313 (International). A replay of the webcast will be available approximately two hours after the call and will be archived for 90 days.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address treatment resistance in cancer patients. OncoGenex has a diverse oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. OncoGenex and Teva Pharmaceutical Industries Ltd. (NYSE: TEVA) have entered a global collaboration and license agreement to develop and commercialize OncoGenex’ lead drug candidate, custirsen. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer and in patients with advanced, unresectable non-small cell lung cancer. Apatorsen is currently being evaluated in seven randomized Phase 2 trials for a variety of cancers and OGX-225 is currently in pre-clinical development. More information is available at www.OncoGenex.com and at the company’s Twitter account: https://twitter.com/OncoGenex_IR.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning our anticipated product development activities, such as expected clinical trial completion and design, statements regarding the potential benefits and potential development of our product candidates and statements regarding our expected financial results and expected cash requirements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that our product candidates will not demonstrate the hypothesized or expected benefits, the risk of delays in our expected clinical trials, the risk that new developments in the rapidly evolving cancer therapy landscape require changes in our clinical trial plans or limit the potential benefits of our product, the risk that our cash resources are insufficient to fund our planned activities for the time period expected and the other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Media Contact:

Jaime Welch

jwelch@oncogenex.com

604-630-5403

Investor Relations Contact:

Susan Specht

sspecht@oncogenex.com

425-686-1535